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                                                                  EXECUTION COPY


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                          REGISTRATION RIGHTS AGREEMENT


                                     between


                                PAXAR CORPORATION




                                       and




                             ODYSSEY PARTNERS, L.P.




                       -----------------------------------


                            Dated as of March 3, 1997


                       ----------------------------------





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                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of March 3, 1997, between Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"), and Paxar Corporation, a New York corporation (the "Company"). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1 of this Agreement.

                  WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of December 20, 1996, between the Company and Odyssey, the Company is today purchasing from Odyssey all of the issued and outstanding shares of Common Stock, par value $.01 per share, of Monarch Holdings, Inc., a Delaware corporation, owned by Odyssey (the "Purchased Shares"); and

                  WHEREAS, the Stock Purchase Agreement contemplates that, in partial consideration for the purchase and sale of the Purchased Shares, the Company will issue to Odyssey warrants (the "Warrants") representing the right of the holder thereof to purchase from the Company shares of common stock, par value $.10 per share, of the Company (including any other capital stock of the Company into which such stock is reclassified or reconstituted, the "Common Stock"), in accordance with the terms of separate Warrant Agreements, dated the date hereof (the "Warrant Agreements") and annexed as Exhibits A and B to the Stock Purchase Agreement; and

                  WHEREAS, the Company has agreed to grant to Odyssey and to the Holders (as defined below) the registration rights set forth herein, and to file a registration statement under the Securities Act of 1933, as amended, to register the shares of Common Stock issuable upon exercise of the Warrants.

                  NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                           "Act" means the Securities Act of 1933, as amended,
and the rules and regulations of the SEC thereunder.

                           "Approved Underwriter" has the meaning assigned such
term in Section 3.3.

                           "Approved Underwriter Amount" has the meaning
assigned such term in Section 3.4(c).

                           "Business Day" means any day other than a Saturday,
Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                           "Common Stock" has the meaning assigned such term in
the recitals to this Agreement.

                           "Company Underwriter" has the meaning assigned such
term in Section 4.3.

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC thereunder.

                           "Holder" means each owner of the Warrants and each
person who, from time to time, owns (or has the right to receive) Registrable Securities. The initial Holder as of the date hereof is Odyssey.

                           "Indemnified Party" has the meaning assigned such
term in Section 8.3.

                           "Indemnifying Party" has the meaning assigned such
term in Section 8.3.
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                                                                               2



                           "Initiating Holders" has the meaning assigned such
term in Section 3.1.

                           "Inspector" has the meaning assigned such term in
Section 6.1(i)(iv).

                           "NASD" means the National Association of Securities
Dealers, Inc.

                           "Odyssey" has the meaning assigned such term in the
recitals to this Agreement.

                           "Person" means any individual, firm, corporation,
company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

                           "Piggyback Registration Statement" has the meaning
assigned such term in Section 4.1.

                           "Registrable Securities" means each of the following:
(a) shares of Common Stock issuable upon exercise of the Warrants and (b) securities issued or issuable in respect of shares of Common Stock issued, issuable or held pursuant to clause (a) above by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) such Registrable Securities have been disposed of pursuant to Rule 144 under the Act. For all purposes of this Agreement, a Holder shall be deemed to hold Registrable Securities if it has the right to receive such Registrable Securities upon the exercise of any option, right, warrant or convertible security.

                           "Registration Expenses" has the meaning assigned such
term in Section 7.

                           "Registration Statement" means the Shelf Registration
or the S-1 Registration Statement, as the context may require.

                           "S-1 Registration Statement" has the meaning assigned
such term in Section 2.2.

                           "SEC" means the Securities and Exchange Commission or
such other governmental authority as is, from time to time, charged with similar functions.

                           "Shelf Registration" has the meaning assigned to such
term in Section 2.1.

                           "Suspension Notice" has the meaning assigned such
term in Section 3.5(a).

                           "Total Securities" has the meaning assigned such term
in Section 4.3.

                           "Underwritten Offering" has the meaning assigned such
term in Section 3.1.
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                                                                               3



                           "Valid Business Reason" has the meaning assigned such
term in Section 3.5.

                           "Warrants" has the meaning assigned such term in the
recitals to this Agreement.

                           "Warrant Agreements" has the meaning assigned such
term in the recitals to this Agreement.


2.     Filing of Registration Statement.

         2.1 Shelf Registration. The Company shall file, within one year following the date hereof, a "shelf" registration statement with respect to the offer and resale of the Registrable Securities on Form S-3 under Rule 415 under the Act, if such form is then available to the Company (the "Shelf Registration"). The Company shall use its best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after filing.

         2.2 S-1 Registration Statement. In the event that Form S-3 is not available to the Company as contemplated by Section 2.1, then the Company will, promptly following each request for an Underwritten Offering under Section 3 hereof, file, and use its best efforts to have declared effective, a Registration Statement on Form S-1, or such other form as shall then be available (the "S-1 Registration Statement"), covering the offer and resale of the Registrable Securities that are the subject of such Underwritten Offering.

         2.3 Limit on Sales Pursuant to Shelf Registration. All sales of Registrable Securities under the Shelf Registration not made in an Underwritten Offering in accordance with Section 3 hereof shall be subject to the following limitations:

                  (a) Any such sales shall be made in connection with an offer by a Holder to sell the lesser of (i) 100,000 shares of Common Stock (for this purpose, the number of shares shall be determined without regard to any "cashless" exercise of warrants pursuant to clause
                           (iii) of Section 2.3 of the Warrant Agreements) and
                           (ii) all remaining Registrable Securities held by such Holder; and

                  (b) Such Holder will give the Company three business days' prior notice of its intention to make any such sales, during which period the Company may offer to purchase such securities, or introduce such Holder to a third party interested in purchasing such securities (provided that (i) in no event shall the giving of such notice bind such Holder to effect any sales of Registrable Securities and (ii) notwithstanding any offer from the Company or a third party to purchase such Holder's Registrable Securities, such Holder will be free to sell such Registrable Securities pursuant to the Shelf Registration and not to the Company or such third party).


3.     Request for Underwritten Offering.

         3.1 Underwritten Offering. Subject to the terms and conditions of this Section 3, on and after the first anniversary of the date of this Agreement, one or more Holders may request that the Company use its best efforts to assist such Holders in effecting an underwritten public offering of Registrable Securities pursuant to the Registration Statement. Each such underwritten public offering under this Section 3 shall be referred to herein as an "Underwritten Offering," and the Holder or Holders requesting such Underwritten Offering shall be referred to herein as the "Initiating Holders"). Each request for an Underwritten
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                  Offering shall specify the number or amount of Registrable
                  Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which the Initiating Holders desire to offer and sell such Registrable Securities. Upon a request by the Initiating Holders for an Underwritten Offering, the Company shall, in consultation and in cooperation with the Initiating Holders, promptly take such steps as are reasonably necessary or appropriate to assist the Initiating Holders in effecting such Underwritten Offering.

         3.2 Offer to Holders. The Company shall give prompt written notice to the Holders (other than the Initiating Holders) of each request for an Underwritten Offering, and, on behalf of the Initiating Holders, the Company shall offer to include in such Underwritten Offering all or a portion of the Registrable Securities held by such other Holders, subject to the conditions and limitations set forth herein. The Initiating Holders shall, subject to the conditions and limitations set forth in this Section 3, include in such Underwritten Offering all Registrable Securities that each such other Holder (by written notice to the Company within 20 days of receipt by such other Holder of the notice and offer from the Company) elects to include in such Underwritten Offering. The Company will notify the Initiating Holders of the identity of each such other Holder that elects to include Registrable Securities in such Underwritten Offering, and of the number or amount of Registrable Securities that each such other Holder has elected to include in such Underwritten Offering. Those other Holders that elect to include Registrable Securities in such Underwritten Offering shall be included within the definition of "Initiating Holders" for purposes of this Agreement.

         3.3 Underwriter. The offer and sale of Registrable Securities in an Underwritten Offering shall be in the form of a firm commitment underwritten offering. The managing underwriter or underwriters selected for such offering shall be an investment banking firm of national reputation selected by the Company, and reasonably acceptable to Initiating Holders representing a majority of the Registrable Securities held by all Initiating Holders to be included in the Underwritten Offering (the "Approved Underwriter"). The Company and the Initiating Holders shall enter into an underwriting agreement with the Approved Underwriter in customary form reasonably satisfactory to the Company and Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders.

         3.4 Conditions and Limitations on Underwritten Offerings. The obligations of the Company with respect to each Underwritten Offering are subject to the following conditions and limitations:

                  (a) An Underwritten Offering may be requested by (i) in the case of the first request for an Underwritten Offering, Holders representing at least 50% of the Registrable Securities held by all Holders at the time of the request (but in no event less than Registrable Securities that comprise or derive from 700,000 shares of Common Stock), and (ii) in the case of the second such request, Holders of Registrable Securities that comprise or derive from at least 300,000 shares of Common Stock.

                  (b) In no event shall the Company be required to effect more than two Underwritten Offerings. If (i) an Underwritten Offering shall be suspended or terminated pursuant to Section 3.5 and following such cancellation or delay a majority of the Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders elect not to proceed with such offering as provided in Section 3.5(d)(i), (ii) during the pendency of such Underwritten Offering, the Company shall deliver a notice pursuant to Section 6.1(g) and such Underwritten Offering is terminated or suspended, or
                           (iii) such Underwritten Offering is cancelled pursuant to Section 3.4(e)(ii), then in each case such offering will not count as a request for an Underwritten Offering under this Section 3.4(b).
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                  (c)      If the Approved Underwriter advises the Company and
                           the Initiating Holders in writing that, in its opinion, the aggregate number or amount of Registrable Securities requested to be included in the Underwritten Offering is sufficiently large to have an adverse effect on the success of such Underwritten Offering, then the Initiating Holders shall include in such offering only the aggregate number or amount of Registrable Securities that, in the opinion of the Approved Underwriter, may be sold without any such effect on the success of such Underwritten Offering (the "Approved Underwriter Amount"), and each Initiating Holder shall be entitled to have included in such Underwritten Offering a number of Registrable Securities equal to its pro rata share of the Approved Underwriter Amount, determined on the basis of the number or amount of Registrable Securities sought to be registered each by such Initiating Holder in its request for participation in the Underwritten Offering.

                  (d) Any Initiating Holder may elect to withdraw its request to include Registrable Securities in an Underwritten Offering, or may reduce the number or amount to be included; provided, however, that (i) such request must be made prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration, (ii) such withdrawal or reduction shall be irrevocable and (iii) notwithstanding such withdrawal or reduction, except as otherwise provided herein such offering shall nonetheless count as one of the two Underwritten Offerings permitted under this Section 3.

                  (e) The Company shall not be required to assist the Holders with an Underwritten Offering (i) that would take place during the "holdback" period applicable to the Holders under Section 5.2 or (ii) in the event that the Company elects (which election shall be effective upon written notice thereof to the Initiating Holders), following the delivery of a request for an Underwritten Offering but prior to the execution of the underwriting agreement or the execution of the custody agreement with respect to such Underwritten Offering, to effect a public offering of equity securities for its own account, provided that the Holders are afforded registration rights with respect to such offering pursuant to
                           Section 4 hereof.

         3.5 Suspension or Termination of Registration and Sales; Valid Business Reason. In the event that the Board of Directors of the Company, in its good faith judgment, determines that the sale of Registrable Securities pursuant to the Registration Statement would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction or otherwise would, as a result of one or more material, nonpublic corporate developments with respect to the Company, subject the Company to liability for violation of applicable securities laws (a "Valid Business Reason"), then the following provisions shall apply:

                  (a) At any time when a Valid Business Reason shall exist, the Company may, by notice (a "Suspension Notice") to the Holders:

                           (i) suspend any further efforts with respect to any Underwritten Offering that is then in process ;

                           (ii) instruct the Holders to cease any further sales under the Registration Statement until further notice; and/or
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                           (iii)   suspend the effectiveness of the Registration
                                   Statement until such Valid Business Reason no longer exists.

                           The Company shall not be entitled to deliver a Suspension Notice in the event that an Initiating Holder has executed a binding underwriting agreement with an Approved Underwriter (or similar undertaking), and where compliance by such Initiating Holder with the terms of the Suspension Notice would cause such Initiating Holder to be in breach of its obligations thereunder.

                  (b) Each Holder agrees that, upon receipt of a Suspension Notice, or the happening of any event of the kind described in Section 6.1(g), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (as applicable) the end of such suspension period (as provided in Section 3.5(d) below) or such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.1(g) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

                  (c) If the Company shall deliver a Suspension Notice, the period during which such Registration Statement shall be maintained effective pursuant to Section 6.1(a) shall automatically be extended by the number of days during the period (as applicable) in which such Suspension Notice shall remain in effect, or from and including the date of the giving of such notice pursuant to Section 6.1(g) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6.1(g).

                  (d) At such time as, following the delivery of a Suspension Notice, a Valid Business Reason shall no longer exist, the Company shall promptly inform the Holders of such fact, whereupon, to the extent applicable:

                           (i) the Company's obligations with respect to any Underwritten Offering that was in process at the time of the Suspension Notice shall be restored, unless Initiating Holders representing a majority of the Registrable Securities held by all Initiating Holders shall elect not to proceed with such Underwritten Offering within 10 business days after such Holders are so notified that such valid Business Reasons shall no longer exist (in which case the Company shall not be considered to have effected an Underwritten Offering for purposes of
                                    Section 3.4(b) hereof), in which event such Underwritten Offering shall be terminated as to all Registrable securities covered by such offering.

                           (ii) the Holders shall be entitled to resume sales of Registrable Securities pursuant to the Registration Statement; and

                           (iii) the Company shall use its best efforts to cause the Registration Statement to once again become effective.
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4. Piggy-Back Registration Rights.

         4.1      Notice to Holders. Subject to the terms and conditions of this
                  Section 4, the Company shall give each Holder 30 days' prior written notice of the filing of any registration statement under the Act relating to an offering by the Company for its own account or the account of any other Person of any class of security comprising Registrable Securities (other than a registration statement on Form S-4 or S-8 (or any successor form thereto), or with respect to any offering to be made prior to the first anniversary of the date of this Agreement). (Any such registration statement is referred to herein as a "Piggyback Registration Statement".) Such notice shall describe in detail the proposed registration and the related distribution of such securities, and offer each Holder the opportunity to include in such Piggyback Registration Statement all or a portion of those Registrable Securities held by such Holder that are part of the class or classes of securities to be registered pursuant to such Piggyback Registration Statement. Each Holder may accept such offer by giving written notice of acceptance (specifying the number or amount of Registrable Securities that such Holder desires to be registered and sold) within 15 days of receipt of the Company's notice. The Company shall, subject to the terms and conditions of this Section 4, include in such Piggyback Registration Statement and related distribution those Registrable Securities which the Holders indicated in their notice of acceptance that they desire to include in such Offering, on the same terms and conditions as the securities of the Company included therein.

         4.2 Limitation on Number of Piggyback Rights. The Holders shall be entitled to exercise the rights set forth in this Section 4 on no more than three occasions (and the Company's obligation to notify the Holders of the filing of any Piggyback Registration Statement pursuant to Section 4.1 shall expire once the Holders shall have exercised such right on three occasions). For purposes of this Section 4.2, the Holders shall be deemed not to have exercised their rights with respect to any Piggyback Registration Statement:

                  (a) in which the Holders are unable (as a result of the provisions of Section 4.3 or otherwise) to include in such Piggyback Registration Statement all Registrable Securities with respect to which the Holders requested registration;

                  (b)      withdrawn by the Company pursuant to Section 4.4;

                  (c) in which at least a majority of the Registrable Securities originally requested to be included in such Piggyback Registration Statement are withdrawn from such request following a delay in such registration pursuant to Section 4.4(b) below; or

                  (d) in which the Company voluntarily registers fewer than the minimum number of shares of Common Stock specified in Section 4.6.

         4.3 Cut-Back Provisions. Notwithstanding the foregoing, if any Piggyback Registration Statement involves an underwritten offering, and the managing underwriter or underwriters of such offering (the "Company Underwriter") shall advise the Company and the Holders in writing that, in its opinion, the total number or amount of securities requested to be included in such offering (the "Total Securities") is sufficiently large so as to have an adverse effect on the success of the distribution of the Total Securities, then the Company shall include in such registration only that number of shares of each class of securities comprising Registrable Securities which the Company is so advised can be sold in (or during the time of) such offering without having such adverse effect, allocated pro rata among the Company, each Holder, and each other Person that requested securities to be registered pursuant to such Piggyback Registration Statement in accordance with the ratio that the
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                  number or amount of Common Stock or such Registrable
                  Securities that the Company, such Holder or such other Person sought to register as part of the Total Securities bears to the Total Securities.

         4.4 Withdrawal of Registration Statement. If, at any time after giving written notice to the Holders of its intention to register any securities pursuant to a Piggyback Registration Statement, and prior to the effective date thereof, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to all Holders, whereupon:

                  (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register the Registrable Securities in connection with such abandoned registration; and

                  (b) in the case of a determination to delay the registration of its securities, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities.

         4.5 Withdrawal of Piggyback Request. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Registration Statement pursuant to this Section 4 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made. Notwithstanding such withdrawal, a request by the Holders for inclusion in such registration shall count as one of the three available requests under
                  Section 4.2 above, except as provided in Section 4.2(c).

         4.6 Minimum Piggyback Amount. The Company shall not be obligated to register any Registrable Securities representing the lesser of (a) Registrable Securities that comprise or derive from 100,000 shares of Common Stock and (b) all outstanding Registrable Securities.

         4.7 Certain Limitations on Registration Rights. No Person other than the Company and the Holders may participate in any registration and distribution in which the Holders are participating pursuant to this Section 4, unless such Person
                  (a) agrees to sell such Person's securities on the basis provided therein and (b) completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other documents required by the Company Underwriter under the terms of such underwriting agreements.

5.  Holdback Agreement.

         5.1      Restrictions on Public Sale by Holders. Each Holder agrees that during the 90-day period commencing on the effective date of a registration statement of the Company filed under the Act (other than the Shelf Registration, a registration statement on Form S-8 or any successor form, or a registration in which the Holders are not afforded the opportunity to participate pursuant to Section 4 hereof) covering securities of the same class as any Registrable Securities, it will not effect any public sale or distribution of such Registrable Securities (or any securities convertible into or exchangeable or exercisable for such Registrable Securities), including a sale pursuant to the Shelf Registration or pursuant to Rule 144 under the Act, except pursuant to such registration statement. Each Holder will, upon request, execute a customary "lockup" agreement consistent with the terms of this Section 5.1.
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                                                                               9




         5.2 Restrictions on Public Sale by the Company. Except as permitted by Section 3.5, the Company agrees not to effect any public sale or distribution of any of its securities for its own account or for the account of any third party (except pursuant to the Registration Statement or a registration on Form S-4 or S-8 (or any successor form thereto) under the Act) during the period commencing on the date on which the Initiating Holders deliver any request for an Underwritten Offering, and ending 90 days following the execution of the underwriting agreement relating to such Underwritten Offering. In connection with any Underwritten Offering, the Company will, upon request by Initiating Holders representing a majority of the Registrable Securities held by all Initiating Holders, execute a customary "lockup" agreement consistent with the terms of this Section 5.2.

6.  Registration Procedures.

         6.1 Obligations of the Company. In connection with any Registration Statement (or any Underwritten Offering thereunder) or Piggyback Registration Statement covering Registrable Securities, the Company shall:

                  (a) subject to Section 3.5, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith (including, without limitation, any post-effective amendment or pricing supplement necessary to include a form of prospectus reasonably requested by any Approved Underwriter) as may be necessary to keep such Registration Statement continuously effective and to comply with the registration form used by the Company or by the instructions applicable to such registration form or by the Act (and use its best efforts to have such amendments declared effective as soon as reasonably practicable after such filing),

                           (i) in the case of the Shelf Registration, until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition or otherwise by the sellers thereof set forth in such Registration Statement and (B) one year following the date on which the Warrants shall cease to be exercisable in accordance with their terms under the Warrant Agreements; and

                           (ii)     in the case of the S-1 Registration
                                    Statement or the Piggyback Registration
                                    Statement, until the earlier of (A) 90 days following the effectiveness of such Registration Statement and (B) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition or otherwise by the sellers thereof set forth in such Registration Statement;

                  (b) provide appropriate officers (including, if requested, the Company's Chief Executive Officer and Chief Financial Officer) for such reasonable periods as are requested by an Approved Underwriter to participate in a "road show" or similar marketing effort being conducted by such underwriter with respect to an Underwritten Offering;

                  (c) upon request, provide any Holder that is the owner of 10% or more of the outstanding Registrable Securities with a list of Holders, their respective ownership of the Registrable Securities and contact information, which shall be used solely for purposes of this Agreement;

                  (d) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a registration statement or any supplement or amendment thereto covering such Registrable Securities, copies of such registration statement, supplement or amendment as it is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (e) use its reasonable best efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to qualify in any state which requires, as a condition of such qualification, that the Company (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.1(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                  (f) notify each seller of Registrable Securities pursuant to any Registration Statement or Piggyback Registration Statement of any stop order issued or threatened by the SEC, and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                  (g) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, subject to Section 3.5, the Company shall promptly prepare a supplement or amendment to such prospectus so that, after delivery of such supplement or amendment to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (h) use its best efforts to obtain all other approvals, covenants, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the sellers of such Registrable Securities to consummate the disposition of such Registrable Securities, and without limiting the foregoing, cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with the NASD;

                  (i) enter into and perform customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and without limiting the foregoing:

                           (i) obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters, as the Approved Underwriter may reasonably request;

                           (ii) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to an Underwritten Offering or Piggyback Registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and as are customarily included in such opinions;

                           (iii) provide officers' certificates and other customary closing documents;

                           (iv) make available for inspection the Approved Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Approved Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement; and

                           (v) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including without limitation Section 11(a) of the Act;

                  (j) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (k) include in the Registration Statement for any Underwritten Offering subject to Section 3 hereof such information as the Approved Underwriter shall reasonably request; and

                  (l) use its best efforts to take all other steps necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

         6.2 Seller Information. The Company may require as a condition precedent to the Company's obligations under this Section 6 that each seller of Registrable Securities as to which any registration is being effected furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

7. Registration Expenses. The Company shall pay all of its expenses (other than underwriting discounts and commissions payable with respect to the sale of the Registable Securities) arising from or incident to the performance of, or compliance with, this Agreement and any Registration Statement (including any Underwritten Offering pursuant thereto) or Piggyback Registration Statement, including, without limitation, (a) SEC, stock exchange and NASD registration and filing fees, (b) all fees and expenses incurred in complying with securities or blue sky laws (including, without limitation, reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and customary delivery expenses, (d) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits required in connection with any registration) and (e) the reasonable fees, charges and expenses of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, regardless of whether the registration statement filed in connection with such registration is declared effective. All of the expenses described in this Section 7 are referred to in this Agreement as "Registration Expenses." The Holders of the Registrable Securities being offered shall pay all underwriting discounts and commissions, all expenses of counsel and other experts retained by Holders representing a majority of the Registrable Securities being offered, transfer taxes, if any, attributable to the sale of such Registrable Securities, in each case pro rata according to the number or amount of Registrable Securities sold by each such Holder.

8. Indemnification; Contribution.

         8.1 Indemnification by the Company. In the event of any proposed registration of securities of the Company pursuant to Section 3 or 4, the Company agrees to indemnify and hold harmless each Holder, its directors, officers, partners, employees, advisors and agents, and each Person who controls (within the meaning of the Act or the Exchange Act) such Holder, to the extent permitted by law, from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel) or other liabilities resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any document incorporated by reference in any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees, and each Person who controls any such underwriter (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

         8.2 Indemnification by Holders. In connection with any proposed registration in which a Holder is participating pursuant to
                  Section 3 or 4 hereof, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any registration statement or prospectus to be used in connection with such registration and each Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls (within the meaning of the Act and the Exchange Act) the Company or such underwriter to the same extent as the foregoing indemnity from the Company to the Holders (subject to the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the liability of any Holder under this Section 8.2 shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.

         8.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct; provided, however, that the Indemnifying Party shall only have to pay the fees and expenses of one firm of counsel for all Indemnified Parties in each jurisdiction. In either of such cases the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party. The rights accorded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

         8.4      Contribution. If the indemnification provided for in Section
                  8.1 from the Indemnifying Party is unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or other liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or other liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, expenses or other liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, expenses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1, 8.2 and 8.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution pursuant to this Section 8.4.

9. Rule 144; Other Exemptions. The Company covenants that it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that it shall take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rules 144 and 144A (if available with respect to resales of the Registrable Securities) under the Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A (if available with respect to resales of the Registrable Securities) under the Act, as such rules may be amended from time to time, or (ii) any other rules or regulations now existing or hereafter adopted by the SEC.

10. Miscellaneous.

         10.1 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Securities for purposes of any request, consent, waiver or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities, including a certificate from the record holder that it is not the beneficial owner.

         10.2 No Inconsistent Agreements; Other Registration Rights. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement.

         10.3 Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

         10.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of such section may not be given unless the Company has obtained the prior written consent of the Holders holding at least a majority of the Registrable Securities held by all of the Holders.

         10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, return receipt requested, to the following address (or at such other address as shall be specified by like notice, provided, that notice of a change of address shall be effective only upon receipt thereof):

                     (a)  If to the Company:

                          Paxar Corporation
                          105 Corporate Park Drive
                          White Plains, N. Y. 10604
                          Attention:  Arthur Hershaft, Chairman and CEO

                     (b)  If to a Holder:

                          As set forth on the books and records of the Company.

                  All notices delivered personally shall be deemed to have been received by the recipient thereof if received during normal business hours on a business day; otherwise, such notices shall be deemed received on the next following business day. All notices mailed shall be deemed to be received on the fifth business day following deposit of such notice into the mail. Notwithstanding anything to the contrary in this Agreement, all notices hereunder to any partner or affiliate of Odyssey to whom Odyssey distributes any Warrants or Registrable Securities (or to any direct or indirect transferee of such partner or affiliate), may be made directly to Odyssey, which shall be solely and exclusively responsible for providing notice to its partners and affiliates (and such transferees).

         10.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, including any successor to the Company by merger, sale of substantially all of the Company's assets or otherwise; provided, however, that the registration rights of the Holders and the other obligations of the Company contained in this Agreement shall, with respect to any Registrable Security, be automatically transferred from a Holder to any subsequent holder of such Registrable Security. Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

         10.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

         10.10 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.5.

         10.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

         10.12 Rules of Construction. References to sections or subsections refer to sections or subsections of this Agreement.

         10.13 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         10.14 Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         10.15 No Third Party Beneficiaries. Nothing herein is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

PAXAR CORPORATION                           ODYSSEY PARTNERS, L.P.



By: /s/ Jack Plaxe                        By: /s/Stephen Berger
    -----------------------                   -------------------------
    Jack Plaxe                                Stephen Berger
    Chief Financial Officer                   A General Partner